EXHIBIT 23(e)

                            STEPHEN P. RADICS & CO.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HUBCO, INC.:

     We hereby consent to the use, in the Registration Statement on Form S-4 of HUBCO, Inc., of our report dated January 14, 1994 on our audits of the consolidated financial statements of Urban National Bank and Subsidiaries as of December 31, 1993 and for each of the two years in the period ended December 31, 1993.

                                            STEPHEN P. RADICS & CO.

Haledon, New Jersey
April 10, 1995